                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 28, 1996


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                          Dataware Technologies, Inc.
            (Exact name of registrant as specified in its charter)

        Delaware                 0-21860                   06-1232140
       (State of             (Commission File            (IRS Employer
     incorporation)              Number)              Identification No.)

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               222 THIRD STREET, CAMBRIDGE, MASSACHUSETTS  02142
             (Address of principal executive offices and zip code)


                                (617) 621-0820
             (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS


     On June 28, 1996, the Board of Directors of Dataware Technologies, Inc. (the "Company") adopted a Shareholder Rights Plan and declared a dividend distribution of one share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Stock"), of the Company to stockholders of record at the close of business on July 8, 1996. Each right entitles the record holder to purchase from the Company one one-hundredth of a share (a "Unit") of the Company's Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), at a price of $30.00 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company (the "Rights Agent"). The Rights will expire on July 8, 2006 (the "Final Expiration Date"), unless earlier redeemed by the Company as described below.

     Initially, the Rights will be evidenced by the Common Stock certificates representing shares then outstanding and the Company will distribute no separate rights certificates ("Rights Certificates"). The Rights will become exercisable, and transferable apart from the shares of Common Stock, on the Distribution Date, which will be the earliest of (i) the date ten days after the date of a public announcement that a person or group has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (ii) the close of business on the tenth business day after commencement of a tender or exchange offer which, upon its consummation, would result in a person or group beneficially owning 15% or more of the outstanding shares of Common Stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after July 8, 1996 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificate for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable after the Distribution Date, the Rights Agent will send to the record holders of the Common Stock on the Distribution Date one or more Rights Certificates, which will thereafter evidence the Rights.

     The Rights are not exercisable until the Distribution Date. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder
                                  -------
of the Company, including, without limitation, the right to vote, to receive dividends or distributions, any preemptive rights, or the right to participate in or receive any notice of proceedings of the Company. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for stock (or other consideration) of the Company or for common stock of the acquiring company as set forth below.

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     In the event that, after the Distribution Date, any person or group becomes the beneficial owner of 15% or more of the outstanding Common Stock
(an"Acquiring Person"), then each holder of a Right other than the Acquiring Person will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the
Company) having a value equal to two times the Purchase Price of the Right. The Rights, however, will not be so exercisable until after they are no longer redeemable. These provisions providing for the purchase of Common Stock under these circumstances, which are set forth in Section 11 of the Rights Agreement, are hereinafter referred to as "Flip-in Provisions." However, as further detailed in the Rights Agreement, holders of Rights shall have no right to purchase shares of Common Stock on terms described in the Flip-in Provisions when an Acquiring Person has acquired shares of Common Stock (i) pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined, by at least a majority of the Company's "Continuing Directors" (as defined in the Rights Agreement) who are not officers of the Company and are not affiliated with the Acquiring Person, after receiving advice from at least one investment banking firm, to be fair to stockholders and in the interest of stockholders and the Company, or (ii) pursuant to a tender offer by an Acquiring Person that is made in the manner prescribed by Section 14(d) of the Securities Exchange Act of 1934, as amended, provided that (A) such
                                                          --------
tender offer shall provide for the acquisition of all Common Stock outstanding for cash, and (B) such tender offer, when consummated, shall cause the Acquiring Person to beneficially own 80% or more of the Common Stock then outstanding.

     In addition, if, after the acquisition of beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Company (a "Stock Acquisition Date"), the Company is acquired in certain specified mergers or other business combination transactions or if 50% or more of the assets or earning power of the Company and its subsidiaries are sold, each holder of a Right (except Rights held by an Acquiring Person which previously have been voided) shall thereafter have the right to receive, upon exercise, shares of the common stock of the acquiring company (the "Acquiring Company") having a value equal to two times the Purchase Price of the Right. These provisions providing for the purchase of common stock of the Acquiring Company set forth in Section 13 of the Rights Agreement are hereinafter referred to as "Flip-over Provisions." However, as further detailed in the Rights Agreement, holders of Rights shall have no right to purchase shares of the common stock of an Acquiring Company on terms described in the Flip-over Provisions if (i) the Acquiring Company has acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms determined, by at least a majority of the Company's "Continuing Directors" (as defined in the Rights Agreement) who are not officers of the Company and are not affiliated with the Acquiring Company, after receiving advice from at least one investment banking firm, to be fair to stockholders and in the interest of stockholders and the Company, (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer.

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     The events referred to in the Flip-in Provisions and the Flip-over
Provisions are referred to in the Rights Agreement collectively as "Triggering Events."

     For example, at a Purchase Price of $30.00, each Right not owned by an Acquiring Person following a Triggering Event would entitle the holder of the Right to purchase $60.00 worth of Common Stock under the Flip-in Provisions, or $60.00 worth of stock of the Acquiring Company under the Flip-over Provisions, for $30.00.

     The Board may redeem all but not less than all the Rights at $0.01 per Right (the "Redemption Price") at any time prior to the earliest of (i) the expiration of ten days after the Stock Acquisition Date and (ii) the Final Expiration Date. Upon redemption by the Board, the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

     No supplement or amendment to the Rights Agreement may be made to change the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable. Prior to the Distribution Date, however, the Company may amend or supplement any other terms of the Rights Agreement. After the Distribution Date, the Company may amend or supplement any terms of the Rights Agreement, other than those specified in the first sentence of this paragraph, except that the Company may not amend the Rights Agreement to lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights or benefits of the holders of the Rights.

     The Purchase Price payable, the number of Preferred Shares or other securities or property issuable upon exercise of the Rights and the number of Rights outstanding are subject to adjustment from time to time by the Company to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on shares of Common Stock payable in shares of Common Stock, or consolidations or combinations of the shares of Common Stock occurring, in any such case, prior to the Distribution Date.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

     While the Rights will not prevent a takeover of the Company, the Rights may have certain anti-takeover effects. Although the Rights have no immediate dilutive effect, the

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Rights can cause substantial dilution to a person or group that attempts to acquire the Company. However, the Rights should not deter an offeror that is prepared to negotiate with the Company's Board of Directors and that tenders an offer at a fair price or otherwise in the interest of the Company and its stockholders as determined by a majority of the Continuing Directors who are not officers of the Company or affiliates of the offeror. Neither should the Rights prevent a merger or other business combination approved by the Board of Directors since the Board of Directors may redeem the Rights prior to the consummation of such transaction.

     The Rights Agreement is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

     (c)  Exhibits:

          Number and Description of Exhibit
          ---------------------------------

     4. Rights Agreement, dated July 8, 1996, between Dataware Technologies, Inc. and American Stock Transfer & Trust Co., as Rights Agent, together with the following exhibits thereto: (i) Form of Vote Establishing the Series A Junior Participating Preferred Stock, (ii) Form of Rights Certificate and (iii) Summary of Rights, all in substantially final draft form.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    DATAWARE TECHNOLOGIES, INC.


Dated:  July 16, 1996         By:   /s/ Daniel M. Clarke
                                    ------------------------
                                    Daniel M. Clarke
                                    Vice President - Finance
                                     and Administration

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                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                Description
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     4              Rights Agreement, dated July 8, 1996, between Dataware
                    Technologies, Inc. and American Stock Transfer & Trust Co., as Rights Agent, together with the following exhibits thereto: (i) Form of Vote Establishing the Series A Junior Participating Preferred Stock, (ii) Form of Rights Certificate, and (iii) Summary of Rights to Purchase Preferred Shares.